Confidential Treatment. The portions of this exhibit that have been replaced with "(*****)" have been filed separately with the Securities and Exchange Commission and are the subject of an application for confidential treatment.


                             MEMORANDUM OF AGREEMENT
                          -----------------------------

This MEMORANDUM OF AGREEMENT ("Agreement") is entered into this 12th day of December, 2001 (the "Effective Date"), among H Power Corp., 1373 Broad Street, Clifton, NJ 07013; H Power Enterprises of Canada, Inc. (together "H Power"); ECO Fuel Cells, LLC ("EFC") and Energy Co-Opportunity, Inc. ("ECO"), both of 2201 Cooperative Way, Herndon, VA 20171. These parties are referred to herein singularly as "Party" and collectively as "Parties".

WHEREAS: H Power and EFC have been working together under the "Amended and Restated Fuel Cell Product Operating Agreement of March 9, 2000" (the "Operating Agreement") to design, build, and market certain H Power residential fuel cells ("Fuel Cell Power Systems") under an exclusive marketing program for all areas in the United States served by Rural Electric Cooperatives;

WHEREAS: the Parties wish to further fund and encourage the marketing of Fuel Cell Power Systems by providing H Power and ECO with additional marketing and distribution opportunities and granting H Power marketing, technical, training, field and other services from EFC; and

WHEREAS: the Parties wish to amend the Operating Agreement only as necessary to further these goals and to enter into a set of definitive support agreements, each as more particularly described below.

NOW, THEREFORE, in consideration of the promises herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. MUTUAL SUPPORT IN DEVELOPING AND MARKETING H POWER'S PRODUCTS AND SERVICES. The Parties reaffirm their support for each other in the development and marketing of H Power's Fuel Cell Power Systems for residential markets and agree to mutually explore opportunities in other products and services offered by H Power as well, including fuel cells for stationary and other applications ("Other Fuel Cells").

2. RELINQUISHMENT OF CERTAIN EXCLUSIVE TERRITORY RIGHTS TO H POWER AND RELEASE OF CERTAIN H POWER OBLIGATIONS. EFC and H Power wish to increase the marketing opportunities for H Power's products and services covered by the Operating Agreement. Under Article 3.A. of the Operating Agreement, EFC has the exclusive rights to "sell, distribute, lease, finance, service, and otherwise handle the Fuel Cell Products..." ("Exclusive Rights") in areas of the United States in which Cooperative Members were providing energy services as of August 15, 1999 (the "Territory").

         A. TERRITORY RIGHTS. To provide H Power with increased marketing flexibility, EFC hereby relinquishes its Exclusive Rights under
            Article 3.A.1. of the Operating Agreement and agrees that such Exclusive Rights shall revert to H Power.

         B. NON-COMPETITION PROVISIONS.

              1. Operating Agreement Provisions. Except with respect to those Licensed Members who elect to retain and renegotiate their Exclusive Distribution Agreements as described under clause C. of this paragraph 2, H Power shall no longer be bound by or subject to the non-competition covenant set forth in Article 3.A.4(a) of the Operating Agreement.




Privileged and Confidential                Page 1 of 10                 01-12-12

              2. Direct Sales. Because of EFC's expertise in distributive generation products and services, and because EFC's electric cooperative customers are also EFC's owners, H Power agrees that EFC will be its preferred provider of Fuel Cell Products and Other Products to the electric cooperative industry. Therefore, H Power agrees not to enter into any agreement for a cooperative (including its affiliate, or a cooperative association) to sell as a distributor, sub-distributor, marketer, or sales representative of H Powers' products, except through this Agreement and the Operating Agreement.

                  However, ECO's members and EFC's Licensees (as defined in the Distribution Agreements) shall have the option of purchasing Products from any H Power distributor, sub-distributor, sales representative or similar sales entity of their choice. H Power shall not make direct sales to cooperatives except through this Agreement, the Operating Agreement, or through its existing third party distribution associates' independent sales efforts. EFC's Licensees shall have the right to sell Fuel Cell Power Systems other than H Power's. Both EFC and ECO, however, will exclusively purchase Fuel Cell Power Systems and Other Fuel Cells from H Power.

              3. Non-Exclusive Rights. H Power grants to EFC the Non-Exclusive Rights for Fuel Cell Power Systems as well as Other Fuel Cells, except for specialty fuel cell products designed and sold by H Power as a component or sub-system for use in equipment such as, but not limited to, vehicles, portable computers, or other types of equipment. These Other Fuel Cells are to be sold to EFC and its Licensed Members on such terms and conditions as are agreed to by the Parties; provided that they shall always receive best pricing on Fuel Cell Power Systems and they shall never pay more for Other Fuel Cells than others pay for similar quantities or levels of service, except that U.S. and foreign government contract pricing is excluded from this provision. These Non-Exclusive Rights shall apply to all "Territory" and "Other Territories" as defined in the Operating Agreement. EFC's and its Licensees' sales of Fuel Cell Power Systems and Other Fuel Cells shall be credited against EFC's Fuel Cell Products purchase obligations under the Operating Agreement.

                  ECO and EFC recognize that H Power currently has pending an exclusive agreement for Other Fuel Cells in Virginia, Delaware, Maryland, West Virginia and the District of Columbia. H Power and EFC shall work together constructively to find an appropriate role for EFC's cooperatives in this and any other exclusive agreements. Any exclusive agreement opportunities shall be brought to the other Party for discussion and approval by that other Party before an agreement is executed; except for national accounts (but not for retail consumer distribution) for Other Fuel Cells initiated by H Power.

         C. EXISTING AND PENDING DISTRIBUTION AND TESTING AGREEMENTS. EFC has entered into numerous Distributive Generation Products and Fuel Cell Licensing Agreements ("Distribution Agreements") under which distribution rights for H Power's Fuel Cell


Privileged and Confidential             Page 2 of 10                    01-12-12

            Power Systems have been granted to Licensees. Licensees shall be notified by EFC that EFC wishes to cancel and renegotiate their Distribution Agreements and convert them to non-exclusive Distribution Agreements. If the Licensee nevertheless desires to continue with an Exclusive Distribution Agreement then H Power's obligations shall continue and shall be no greater than under the Existing or Pending Distribution Agreement. Any existing, pending or renegotiated Exclusive Distribution Agreements are called "Grandfathered Distribution Agreements" herein. EFC shall provide a list of those once they have been renegotiated but not later than March 31, 2002. Otherwise, all obligations and liabilities of H Power with respect to Distribution Agreements shall be assumed by EFC and H Power shall have no further obligations thereunder. No fees shall be paid to H Power for those Licensees that have selected or will select the "Fuel Cell Distribution Option" or who select a Non-Exclusive Option as defined in the EFC Distribution Agreement.

            In addition, EFC shall be responsible for renegotiating the "Fuel Cell Testing Agreements Between the Cooperatives and ECO Fuel Cells" (the "Testing Agreements") with its Licensees. All obligations and liabilities of H Power with respect to these Testing Agreements (including, but not limited, to those set forth in Attachment 3 thereto) shall be assumed by EFC and H Power shall have no further obligations thereunder. It is anticipated that the Parties will continue a fuel cell testing program and new fuel cell testing agreements will be executed on such terms as are agreed to by the Parties.

         D. PAYMENT TO EFC. In consideration for the foregoing, H Power hereby agrees to pay EFC $2,100,000 on the Effective Date.

3.       PURCHASE OF FUEL CELL UNITS.

         A. EFC'S PURCHASE OF BETA UNITS. EFC reaffirms its obligation to purchase the number of Alpha and Beta Test Units as specified in Schedule A of the Operating Agreement. EFC shall be credited in a revised Schedule A for its prior purchase of Alpha and Beta units already accepted/delivered, and EFC agrees to pay $50,000 each for its scheduled purchase of the next 10 Beta Fuel Cell Test Units per Schedule A. Future Beta Units shall have the minimum specifications and delivery times as agreed to by the Parties within ninety (90) days after the execution of this Agreement and H Power shall ship them to locations selected by EFC.

         B. EFC'S PURCHASE OF EPACS. EFC agrees to purchase thirty (30) EPAC Fuel Cell (Beta and/or commercial) Units for a price of $6,000 each. These EPAC Units shall have such minimum specifications and delivery times as are agreed to by the Parties within ninety (90) days after the execution of this Agreement and H Power shall deliver them as determined by EFC.

4. TRADE SHOWS REIMBURSEMENT. H Power agrees to pay EFC an amount not to exceed $200,000 for its participation in two trade shows per year (one of those shall be the NRECA Annual Meeting each year) in 2002 and 2003 on behalf of H Power's products and services. EFC shall invoice H Power in the amount of $50,000 per show at the time that such show



Privileged and Confidential             Page 3 of 10                    01-12-12
     has been registered for or such other time as EFC shall determine (but not earlier than within the specified calendar quarter shown on Attachment A).

5. SUSTAINABLE FUEL CELL COMMUNITIES OR SIMILAR APPLICATIONS. H Power will provide $1.5 million of start-up funding to EFC, payable as set forth on Attachment A, for development of sustainable fuel cell communities (or similar applications as determined by the Parties) that could include the generation, storage, transmission, distribution and utilization of hydrogen-based fuel cells. EFC and H Power will seek to raise funding from third-party sources for these purposes, including from the government, hydrogen-related suppliers and other private sector sources. If such funds are received by EFC, this $1.5 million obligation of H Power to EFC shall be reduced by the same amount, or if payment has already been made by H Power to EFC, the funds will be promptly reimbursed to H Power.

6. FINANCIAL STATEMENTS. ECO and EFC have delivered to H Power the September 2001 unaudited financial statements. ECO and EFC attest that these financial statements have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of ECO and EFC as at the dates and for the periods set forth therein. Beginning with the first calendar quarter of 2002, ECO and EFC shall each furnish H Power
     1) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited financial statements, all in reasonable detail, fairly presenting the financial position and the results of operations of ECO and EFC as of the end of and through such fiscal quarter and 2) within one hundred twenty (120) days after the end of each fiscal year, audited financial statements and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of operations of ECO and EFC as of the end of and for such fiscal year together with the opinion of independent certified public accountants, that such financial statements had been prepared in accordance with GAAP.

7. NO MATERIAL ADVERSE CHANGE. Notwithstanding anything contained in this Agreement to the contrary, H Power shall have no obligation to make any further payments to EFC during the Term hereof, if there has been a "Material Adverse Change." For the purposes of this Agreement, Material Adverse Change shall only be defined as a material violation of Sections 8 and/or 9 of this Agreement.

8. AFFIRMATIVE COVENANTS. From the Effective Date until the end of the Term hereof, ECO and EFC shall:

     A. Provide H Power with its operating budget for the calendar year ending December 31, 2002.

     B. Prior to January 1, 2003, EFC and/or ECO will provide H Power with its annual operating budget for the calendar year ending December 31, 2003. The budget shall insure that adequate funding is available for EFC and ECO to complete their obligations in this Agreement and to continue in business through December 31, 2003.

     C. Provide H Power and its representatives access during normal business hours to ECO's and EFC's books, accounts and records and all other relevant documents and information as representatives of H Power may from time to time request. Such


Privileged and Confidential             Page 4 of 10                    01-12-12
         access may include consultations with the personnel of ECO and EFC and/or professionals and consultants responsible for the preparation of financial statements. ECO and EFC shall make their respective premises and personal property available for inspection by H Power and its representatives during normal business hours;

     D. Notify H Power in writing of (i) any Material Adverse Change in their financial position, earnings or prospects, (ii) any governmental complaints, investigations or hearings to which ECO and/or EFC are a party, (iii) any material pending legal actions to which ECO and/or EFC are a party; or (iv) any threatened legal action.

     E. Operate their businesses as presently operated and only in the ordinary course of business and, consistent with such operation, make commercially reasonable efforts to comply in all respects with all applicable legal and contractual obligations; and

     F. Keep in full force and effect all insurance related to their businesses, comparable in amount and scope of coverage to that now maintained. ECO and EFC will furnish to H Power appropriate certificates of insurance confirming such coverage.

     G. ECO and EFC represent that they currently have adequate funds to pay all of their liabilities as incurred through December 31, 2001.

9.       NEGATIVE COVENANTS.

     A.  Notwithstanding any other provisions in this Agreement:

            1. ECO and its affiliates may create a new technology business organization to support innovative technologies and fund it; provided that 100 percent of the funding for this organization shall be provided from sources outside of H Power's funding under this Agreement, unless otherwise agreed to in writing by H Power. Any funding from ECO and EFC for this purpose shall be included in the reporting obligations in Section 8.A. of this Agreement; and

            2. Nothing in this Agreement shall interfere with any requirements imposed upon ECO or EFC by the National Rural Utilities Cooperative Finance Corporation (NRUCFC) under their existing agreements or new agreements that are necessary to continue or increase funding for ECO or EFC.

     B. From the Effective Date until the end of the Term hereof, ECO and EFC immediately shall notify H Power anytime that During the Term hereof, there is any negative deviation from the annual EFC or ECO budget in excess of fifteen percent (15%) of the net income/(loss) of ECO on a quarterly basis. This provision shall not apply to any sales of propane and other equipment that are made after a purchase order for such sales has been received by ECO or such other events as may be agreed to by the Parties in writing from time to time. At H Power's written request, ECO or EFC shall immediately take such steps as may be necessary to bring its budget back into compliance within forty-five (45) days or a Material Adverse Change shall be deemed to have occurred.


Privileged and Confidential             Page 5 of 10                    01-12-12

     C. ECO and EFC agree not to do any of the following during the Term of this Agreement, if they involve a dollar amount in excess of $50,000 (unless it has been previously budgeted or covered by a customer purchase order):

              1. pledge, or otherwise encumber any shares of their capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants, or options to acquire, any such shares, voting securities, or convertible or exchangeable securities except to extend the terms of its H Power stock sale plan, or as otherwise described in this Agreement, such as the creation of a technology company and to obtain funding from NRUCFC;

              2. acquire, make any investment in, or make any capital contributions to, any person or entity other than in the ordinary course of business;

              3. sell, transfer, lease, license, pledge, mortgage or otherwise dispose of or encumber any of their properties or assets, other than in the ordinary course of business; the sale of any interest in Altair Energy, LLC is excluded from this provision;

              4. a) incur any indebtedness, other than borrowings under existing credit facilities, b) make any loans or advances to any other person or entity, other than routine advances to employees consistent with past practice or c) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person;

              5. enter into any compromise or settlement of, or take any action with respect to, any litigation or proceeding other than the prosecution, defense, and settlement thereof in the ordinary course of business;

              6. merge or consolidate with, or acquire (except in the ordinary course of business) any of the assets of any other corporation, business or person; and

              7. enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except upon terms no less favorable to ECO and/or EFC than they would obtain in a comparable arm's length transaction with an unaffiliated person.

     D. In the event that NRUCFC, as defined herein, declares an event of default under the terms of any of its agreements with ECO and/or EFC, that shall be considered a Material Adverse Change under this Agreement.

10. FAILURE TO COMPLY. Notwithstanding anything contained in this Agreement to the contrary, upon ECO's and/or EFC's breach of any of the Affirmative or Negative Covenants set forth in Paragraphs 8 and 9, H Power shall have the unilateral right to suspend payment of any further monies due to EFC hereunder (including those set forth on Attachment A hereto) until such time that ECO and/or EFC cures such breach to H Power's satisfaction.


Privileged and Confidential             Page 6 of 10                    01-12-12

11. TERM. This Agreement shall terminate when all the provisions are satisfied, but no later than December 31, 2003.

12. OTHER PROVISIONS. No other provisions of the Operating Agreement are amended except those specifically referred to herein. This Agreement may be amended by the Parties in writing and any disputes under it shall be resolved as under Article 14 of the Operating Agreement, except that arbitration shall be mandatory if requested by either Party following thirty (30) days' prior written notice. All Attachments to this Agreement are incorporated into and made a part of this Agreement. Each Party shall be responsible for and pay all costs and expenses, including attorneys' fees that it incurs in connection with drafting and negotiating this Agreement and the support agreements referenced herein. This Agreement and all actions contemplated hereby shall be interpreted and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York and without giving effect to its choice or conflict of laws rules or principles. This Agreement may be executed in counterparts, each of which shall collectively be effective as one single original. Defined terms used, but not otherwise defined herein, shall have the respective meanings as set forth in the Operating Agreement.

13. MUTUAL COOPERATION. The Parties agree to take such other actions and execute such other documents as shall be necessary to carry out the provisions of this Agreement. The following documents shall be provided at Closing, to be held no later than January 15, 2002. Such documents shall include:

         A. A statement, dated the Closing date, from the National Rural Electric Cooperative Finance Corporation (NRUCFC), satisfactory to H Power, that provides that no principal or interest repayments or other fees are due to be paid by ECO or EFC to NRUCFC during the term of this Agreement. NRUCFC's rights to receive proceeds from any Rule 10b-5-1 Plan H Power stock sale shall not be limited in any way by this statement.

         B. A certificate, dated the Closing date, from ECO, EFC, and H Power that they are in full compliance with all terms of the Operating Agreement.

         C. An Amended and Restated Operating Agreement. This will include the changes to the Operating Agreement specified herein. Other revisions necessary to implement this Agreement also shall be made, including any revisions to Schedule A regarding Fuel Cell unit prices, number of units purchased and the schedule of purchases, but not the total purchase price of $81,180,000. These changes shall be incorporated into the Amended and Restated Operating Agreement.

         D. A Sales and Marketing Services Agreement. This agreement will cover, among other things, marketing and sales services for Fuel Cell Power Systems and other H Power products and services and will provide for the payment to EFC of $1.5 million, as set forth on Attachment A. This agreement also shall include provisions for the close coordination of H Power's and EFC's marketing and sales plans, including a review of such plans at least each calendar quarter.


Privileged and Confidential             Page 7 of 10                    01-12-12

         E. A Field Services Agreement. This agreement will cover, among other things, technical support for Fuel Cell Power Systems and other product deployment and operation. In exchange for this and for EFC and ECO assuming certain expenses associated with the Testing Agreements, H Power will pay to EFC $1.5 million, as set forth on Attachment A.

         F. A Test Reporting and Engineering Services Agreement. This agreement will cover, among other things, data and reports regarding ongoing Alpha and Beta Fuel Cell performance in the field and will provide for the payment to EFC of $700,000, as set forth on Attachment A.

         G.   A list of the EFC's pending Distribution Agreements described in
              Section 2.C. of this Agreement.

         H. The Parties agree that the agreements described in clauses D through F of this Paragraph 13 shall contain Affirmative and Negative Covenants on behalf of ECO and EFC. These shall include but not be limited to ECO and EFC supplying the financial statements described in Paragraph 6, the Affirmative and Negative Covenants set forth in Paragraphs 8 and 9 and such other matters as the Parties and their respective counsel may reasonably require.

         I. ECO and EFC will provide a statement acknowledging that H Power, and H Power will provide a statement that ECO and EFC, have been in full compliance with all of the terms and conditions of the Operating Agreement since its inception and remain in full compliance therewith.

14. In the event that there is no final NRUCFC action, including Board of Directors approval, on the restructuring of ECO's and EFC's existing indebtedness to NRUCFC by February 15, 2002, then the $2,100,000 paid upon execution of this Agreement shall be returned promptly to H Power. In the event that the Parties are unable to reach agreement on the items required at Closing, EFC shall retain the $2.1 million paid at the Effective Date and the existing terms of the Operating Agreement shall remain in effect except as provided in Paragraphs 2 and 3 of this Agreement.



Privileged and Confidential             Page 8 of 10                    01-12-12

IN WITNESS WHEREOF the undersigned Parties hereby execute this Agreement as of the Effective Date.


H POWER CORP.                               H POWER ENTERPRISES OF CANADA, INC.

/s/ H. Frank Gibbard                        /s/ H. Frank Gibbard


ECO FUEL CELLS, LLC                         ENERGY CO-OPPORTUNITY, INC.

/s/ William C. Cetti                        /s/ William C. Cetti
William C. Cetti, President & CEO           William C. Cetti, President & CEO


Privileged and Confidential             Page 9 of 10                    01-12-12

                                  ATTACHMENT A
            ATTACHMENT OF H POWER'S PAYMENTS TO ECO FUEL CELLS (EFC)
            --------------------------------------------------------

     H Power shall make the following payments to EFC. Notwithstanding the foregoing or anything else contained in the Agreement to the contrary, the payments to be made by H Power with respect to Sales and Marketing Services, Field Services and Test Reporting and Engineering Services shall be contingent on the Parties executing definitive support agreements; and they agree to diligently work together in good faith to that end.

--------------------------------------------------------------------------------------------------------
                                   EFFECTIVE
                                      DATE        QTR 1-2002     QTR 2-2002     QTR 3-2002    QTR 4-2002
========================================================================================================
EXCLUSIVE TERRITORY (TO ECO)      $2,100,000
--------------------------------------------------------------------------------------------------------
TRADE SHOWS REIMBURSEMENT                           (*****)                      (*****)
--------------------------------------------------------------------------------------------------------
SALES AND MARKETING SERVICES                        (*****)        (*****)       (*****)       (*****)
--------------------------------------------------------------------------------------------------------
FIELD SERVICES                                      (*****)        (*****)       (*****)       (*****)
--------------------------------------------------------------------------------------------------------
TEST REPT. & ENG. SVCS.                                            (*****)
--------------------------------------------------------------------------------------------------------
SUSTAINABLE FUEL CELL COMM.                                                                    (*****)
========================================================================================================
                      TOTAL       $2,100,000        (*****)        (*****)       (*****)       (*****)
--------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                   SUB TOTAL      QTR 1-2003     QTR 2-2003    QTR 3-2003   QTR 4-2003      TOTALS
=====================================================================================================================
EXCLUSIVE TERRITORY (TO ECO)      $2,100,000                                                               $2,100,000
---------------------------------------------------------------------------------------------------------------------
TRADE SHOWS REIMBURSEMENT           (*****)        (*****)                      (*****)                      $200,000
---------------------------------------------------------------------------------------------------------------------
SALES AND MARKETING SERVICES        (*****)        (*****)        (*****)       (*****)       (*****)      $1,500,000
---------------------------------------------------------------------------------------------------------------------
FIELD SERVICES                      (*****)        (*****)        (*****)       (*****)       (*****)      $1,500,000
---------------------------------------------------------------------------------------------------------------------
TEST REPT. & ENG. SVCS.             (*****)                                                                  $700,000
---------------------------------------------------------------------------------------------------------------------
SUSTAINABLE FUEL CELL COMM.         (*****)                                                                 $1,500000
=====================================================================================================================
                      TOTAL       $5,900,000        (*****)       (*****)       (*****)       (*****)      $7,500,000
---------------------------------------------------------------------------------------------------------------------